UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2017

CALATLANTIC GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10959	33-0475989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Wilson Boulevard, 32100 Arlington, Virginia 22209	22209
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 532-3806

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 8.01	OTHER EVENTS

Secondary Offering of Common Stock

On June 8, 2017, CalAtlantic Group Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”), by and among the Company, MP CA Homes LLC (the “Selling Stockholder”) and Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC, as representatives of the underwriters listed therein (collectively, the “Underwriters”), relating to the offer and sale by the Selling Stockholder of 10,000,000 shares of the Company’s common stock at a price to the public of $34.25 per share (the “Offering”). Pursuant to the Underwriting Agreement, the Selling Stockholder granted the Underwriters a 30-day option to purchase up to 1,500,000 additional shares of common stock of the Company, which option the Underwriters exercised on June 12, 2017. The Offering closed on June 14, 2017.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached hereto as Exhibit 1.1, and is incorporated herein by reference.

The shares of common stock sold in the Offering were sold in a public offering pursuant to a Registration Statement on Form S-3 (File No. 333-207309) (the “Registration Statement”) and a related prospectus and prospectus supplement filed with the Securities and Exchange Commission. The Underwriting Agreement filed as Exhibit 1.1 is expressly incorporated by reference into the Registration Statement.

Share Repurchase

On June 5, 2017, the Company entered into a Share Repurchase Agreement (the “Repurchase Agreement”), by and between the Company and the Selling Stockholder, pursuant to which the Company agreed to repurchase, in a private, non-underwritten transaction, shares of the Company’s common stock from the Selling Stockholder at a price per share equal to such price paid per share by the Underwriters to the Selling Stockholder in the Offering (the “Repurchase”). The closing of the Repurchase, which was conditioned on the consummation of the Offering, occurred on June 14, 2017. In the Repurchase, the Company acquired 3,010,008 shares of the Company’s common stock, at a price of $33.2225 per share, which shares were retired following the closing.

The Repurchase was pursuant to, and will count toward, the Company’s share repurchase program under which the Company’s board of directors has authorized the repurchase of up to $500 million of the Company’s common stock (the “Share Repurchase Program”). Following the consummation of the Repurchase, the remaining authorization under the Share Repurchase Program is approximately $242.9 million.

The foregoing description of the Share Repurchase Agreement is qualified in its entirety by reference to the full text of the Share Repurchase Agreement, which is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Attached hereto as exhibits are agreements and other information relating to the Offering and the Repurchase.

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated as of June 8, 2017, by and among the Company, MP CA Homes LLC and Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC, as representatives of the Underwriters named in Schedule I thereto, relating to the offer and sale of shares of the Company’s common stock by MP CA Homes LLC.

99.1	Share Repurchase Agreement, dated as of June 5, 2017, by and between the Company and MP CA Homes LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2017

CALATLANTIC GROUP, INC.

By:	/s/ Jeffrey J. McCall
	Name:	Jeffrey J. McCall
	Title:	Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated as of June 8, 2017, by and among the Company, MP CA Homes LLC and Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC, as representatives of the Underwriters named in Schedule I thereto, relating to the offer and sale of shares of the Company’s common stock by MP CA Homes LLC.

99.1	Share Repurchase Agreement, dated as of June 5, 2017, by and between the Company and MP CA Homes LLC.